1DS ASSIGNMENT AND TRANSFER OF CALCULATED SEQUELS RIGHTS

1.THE PARTIES. On September 4, 2018, Cong Stories Development, LLC of 4320 Modoc road, Suite F, Santa Barbara, California, 93110 with John J. Lee Jr. and Jason Brents acting as Co- Managing Directors, referred to as the “ASSIGNOR”, purchased the exclusive and irrevocable right and option to purchase rights in and to the then unpublished manuscript entitled "Calculated” and its anticipated Sequels (the “PROPERTY”). ASSIGNOR’S original Certificate of Organization was subsequently amended on January 23, 2019, to change the ASSIGNOR’S name to One Door Studios LLC.

The second party to this agreement is OneDoor Studios Entertainment Properties LLC Series Calculated Sequels of 4320 Modoc road, Suite F, Santa Barbara, California, 93110 with John J. Lee Jr. acting as manager, referred to as the “ASSINGEE”.

2.THE RIGHTS. ASSIGNOR has since, exercised its option to purchase the rights to the PROPERTY and subsequently, purchased and obtained the sole, exclusive and irrevocable right and option to purchase the same rights in and to “Simulated” the “First Sequel”, “Activated” the “Second Sequel” and intends to do so for “Liberated,” the third sequel, which is intended to be published in the Spring of 2023 (referenced together herein as the “SEQUELS RIGHTS”) of the PROPERTY. The SEQUELS RIGHTS are defined in general with all other rights to the PROPERTY’s sequels, detailed within PURCHASER’S duly executed “Option-Purchase Agreement – ‘Calculated’” attached hereto as Exhibit A.

3.TRANSFER OF RIGHTS. ASSIGNOR hereby irrevocably assigns and transfers to ASSINGEE all of ASSIGNOR’S right, title and interest to the SEQUELS RIGHTS.

4.PAYMENT. In consideration of payments made by ASSIGNOR in obtaining the SEQUELS RIGHTS, ASSINGEE shall pay a fee in the sum of Sixty-six Thousand Three Hundred and Twenty- Five United States Dollars ($66,325) to ASSIGNOR. The date of payment shall be determined under the sole discretion of ASSIGNEE as is unanimously agreed to by ASSIGNOR, both parties agreeing to be reasonable and prudent relative to this timing. All remaining option or purchase payments for the SEQUELS RIGHTS due after the signing of this ASSIGNMENT, shall be made by ASIGNEE, unless alternatively arranged between the parties.

5.SECURITY. There shall be no Security put forth by the ASIGNEE in this agreement.

6.WAIVER OF PRESENTMENTS. ASIGNEE waives presentment for payment, a notice of dishonor, protest, and notice of protest.

7.SEVERABILITY. In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

8.INTEGRATION. There are no verbal or other agreements that modify or affect the terms of this Agreement. This Agreement may not be modified or amended except by a written agreement signed by ASSIGNER and ASSIGNEE.

9.CONFLICTING TERMS. The terms of this Agreement shall have authority and precedence over any conflicting terms in any referenced agreement or document.

10.NOTICE. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

11.GUARANTORS. There shall be no person or entity, under the terms of this Agreement, that shall be responsible for the Payment, other than the ASSIGNEE.

12.EXECUTION. The ASSIGNEE executes this Agreement as a principal and not as a surety.

13.GOVERNING LAW. This Agreement shall be governed under the laws of the State of California.

With my signature below, I affirm that I have read and understood this Agreement.

Assigner’s Signature: /s/ Jason Brents

OneDoor Studios LLC with Jason Brents acting as Manager, President, and Chief Operating Officer

Assignee’s Signature: /s/ John Lee

OneDoor Studios Entertainment Properties LLC Series Calculated Sequels with John Lee acting as Manager